Exhibit (e)(2) Form of Amendment to Distribution Agreement between the Registrant and FBR Investment Services, Inc.

Exhibit (e)(2)

[Form of]

AMENDMENT TO
DISTRIBUTION AGREEMENT
between
THE FBR FUNDS
and
FBR INVESTMENT SERVICES, INC.

Effective____________________, the following amendment is hereby made to the Distribution Agreement dated February 27, 2004 by and between The FBR Funds (the "Trust") and FBR Investment Services, Inc. (the "Distributor").

   Appendix A of the Agreement shall be amended to include the FBR Multi-Cap Fund.

APPENDIX A

FBR Large Cap Financial Fund*
FBR Small Cap Financial Fund*
FBR Small Cap Fund*
FBR Large Cap Technology Fund*
FBR Small Cap Technology Fund*
FBR Multi-Cap Fund*
FBR Gas Utility Index Fund
FBR Fund for Government Investors
FBR Virginia Tax-Free Portfolio *
FBR Maryland Tax-Free Portfolio*

_____________

* Designates Funds for which a 12b-1 Plan has been adopted (each a "12b-1 Fund")

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ___ day of ___________________, 2005.

Witness:	The FBR Funds

By: David H. Ellison, President

Witness:	FBR Investment Services, Inc.

By: Soth Chin, President